               INNOVATIVE CLINICAL SOLUTIONS ANNOUNCES COMPLETION
                OF BOND RESTRUCTURING AND SECOND QUARTER RESULTS

                      -SECURES $10 MILLION LINE OF CREDIT-

PROVIDENCE, RHODE ISLAND - SEPTEMBER 21, 2000 - Innovative Clinical Solutions, Ltd. (OTC Bulletin Board: ICSL.OB) today announced the completion of its financial restructuring plan and the results for the second quarter and six months ended July 31, 2000.

The Company has successfully completed the recapitalization of its $100 million dollar debt into common equity, following confirmation of its restructuring plan by the U.S. Bankruptcy Court on August 25, 2000. The Company has also secured $10 million of exit financing through Ableco Finance LLC. The Company intends to capitalize on its strengthened financial position by expanding and integrating its 3 core businesses, clinical studies, network management and healthcare research. The Company believes that it now has the established capital structure necessary to allow the expansion of its operations and further integration of its business lines. The recapitalization, a key step in the Company's aggressive restructuring plan, should also improve the Company's ability to access capital, and to use its equity for targeted acquisitions and to attract and retain key personnel.

Michael Heffernan, President and CEO, commented, "We have made significant progress in completing our restructuring plan over the past 18 months. We are now able to focus all of our energy and attention on executing our growth strategy. We believe we can continue to improve the profitability of our core businesses by growing revenue, integrating our divisions and continuing to aggressively manage overhead expenses." Mr. Heffernan continued, "Our improved financial position will allow us to aggressively implement our growth plans which include expanding service offerings and executing industry consolidation initiatives."

Net loss for the quarter ended July 31, 2000 was ($14) million or ($.38) per share as compared to net loss for the quarter ended July 31, 1999 (prior to the extraordinary item) of ($30) million or ($.89) per share. Revenues for the quarter ended July 31, 2000 were $26 million, compared to $50 million during the quarter ended July 31, 1999. Revenue for the Company's continuing operations in its three core businesses increased 14% in the second quarter versus last year. Operating costs and administrative expenses for the quarter ended July 31, 2000 were $38 million (which included $8 million of nonrecurring charges), compared to $77 million during the quarter ended July 31, 1999 (which included $16 million of non recurring charges).

Reduced revenue, operating costs and administrative expenses for the current quarter reflect the impact of divestitures of non-core assets and businesses as part of the Company's restructuring plan and improved margins in the core business units.

Net loss for the six months ended July 31, 2000 was $(22) million or $(.60) per share as compared to net loss for the six months ended July 31, 1999 (prior to the extraordinary item) of $(41) million, or $(1.22) per share. For the six months ended July 31, 2000, revenues were $51 million, compared to $111 million during the six

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months ended July 31, 1999. For the six months ended July 31, 2000, operating costs and administrative expenses were $69 million, compared to $146 million during the six months ended July 31, 1999. Again, reductions in revenue, operating costs and administrative expenses reflect the impact of the divestitures of non-core assets and businesses.

The second quarter 1999 results included an extraordinary item of $50 million which represents a non-cash charge to write-down the carrying amount of the businesses that were designated as assets held for sale, to their current estimated fair value.

Innovative Clinical Solutions, Ltd., headquartered in Providence, Rhode Island, provides services that support the needs of the pharmaceutical and managed care industries. The Company integrates its pharmaceutical services division with its provider network management division to create innovative solutions for its customers. The Company's services include clinical and economic research and disease management, as well as managed care functions for specialty and multi-specialty provider networks including more than 5,000 providers and close to 10 million patients nationwide. The Company's components include ICSL Clinical Studies, ICSL Healthcare Research and ICSL Network Management.

This press release contains forward-looking statements regarding future events and the future performance of the Company that involve risks and uncertainties that could cause actual results to differ materially. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission.

                            -Financial Tables Follow-

Note that the attached Consolidated Statement of Operations and Consolidated Balance Sheet are contained in the Company's 10-Q which was filed on September 19, 2000. The financial statements footnotes contained in the 10-Q are an integral part of the accompanying consolidated financial statements, and are incorporated herein by reference. The Company's 10-Q can be found in its entirety by visiting the investor section of the Company's web site at HTTP://WWW.ICSLTD.NET/INVESTOR.

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                                      ICSL
                                FINANCIAL RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      THREE MONTHS ENDED  NINE MONTHS ENDED
                                                            JULY 31,           JULY 31,
                                                        2000       1999     2000      1999
                                                        -----     -----    -----      ----
                                                                    (UNAUDITED)

Net revenues from services                          $ 11,137     36,668   22,148    80,523
Net revenues from management service agreements       14,657     12,857   29,300    29,606
Net revenues from real estate services                              327                387
                                                                 ------             ------
Total revenues                                        25,794     49,852   51,448   110,516
Operating costs and administrative expenses:
Salaries, wages and benefits                           6,872     16,450   14,895    35,652
Professional fees                                      3,448      5,146    7,388     9,422
Supplies                                               1,990     10,612    4,000    24,776
Utilities                                                603      1,204    1,040     2,346
Depreciation and amortization                            755      3,184    1,497     6,813
Rent                                                   1,539      4,223    3,382     8,699
Nonrecurring expenses                                  8,021     15,825    8,021    15,825
Capitation expenses and other                         14,294     19,568   28,731    41,225
Total operating costs and administrative              37,667     77,242   69,272   146,422
expenses                                              ------     ------   ------
Loss from operations                                (11,873)   (27,390) (17,824)  (35,906)
Interest expense, net                                  2,453      2,099    4,371     4,718
Loss before provision for income taxes and          (14,326)   (29,489) (22,195)
extraordinary item                                                                (40,624)
Income tax expense (benefit)                            (27)         50     (46)       100
                                                                -------            -------
Net loss before extraordinary item                  (14,299)   (29,539) (22,149)  (40,724)
Extraordinary item, net of tax of $0                       -    49,632)        -    49,632
                                                                -------             ------
Net loss                                           $(14,299)  $(79,171) (22,149)  (90,356)
Net income (loss) per share - basic
Loss before extraordinary item                      $ (0.38)   $ (0.89) $         $ (1.22)
                                                                          (0.60)
Extraordinary item, net of tax                             -     (1.49)        -    (1.48)
Net loss                                             ( 0.38)     (2.38)   (0.60)    (2.70)
Net income (loss) per share - diluted
Loss before extraordinary item                      $ (0.38)   $ (0.89) $         $ (1.22)
                                                                          (0.60)
Extraordinary item                                         -     (1.49)        -    (1.48)
Net loss                                              (0.38)     (2.38)   (0.60)    (2.70)
Weighted average number of shares outstanding -       37,199     33,289   37,199    33,459
                                                      ------     ------   ------    ------
basic
Weighted average number of shares outstanding -       37,199     33,289   37,199    33,459
diluted                                               ------     ------   ------    ------


         INNOVATIVE CLINICAL SOLUTIONS, LTD. CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

UNAUDITED                                            JULY 31,     JULY 31
                                                       2000        2000
                                                     -------      -------
         Current assets                                      -          -
         Cash and cash equivalents                      $8,973   $
                                                                   25,558
         Receivables:                                        -          -
         Accounts receivable, net                       13,895     16,193
         Other receivables                               2,049      4,710
         Notes receivable                                1,849      7,222
         Prepaid expenses and other current assets         687        394
                                                             -      2,419
         Assets held for sale
Total current assets                                    27,453     56,496
Property, plant and equipment, net                       6,559      9,099
Notes receivable                                         4,124      4,892
Goodwill, net                                            3,419      3,681
Management service agreements, net                       8,508      8,612
Restricted cash                                          2,000      2,077
Other assets                                             2,160      2,454
Total assets                                           $54,223   $ 87,311



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                 JULY 31,   JULY 31,

(IN THOUSANDS)-UNAUDITED                           2000        2000
                                                   ----        ----
CURRENT LIABILITIES                                      -           -
                                                    $4,317    $ 11,718
Current portion of debt and capital leases
Liabilities subject to compromise                  100,000           -
Convertible subordinated debentures                      -     100,000
Accounts payable                                     8,268      11,859
Accrued compensation                                 1,890       2,060
Accrued and other current liabilities               19,054      23,575
Total current liabilities                          133,529     149,212
Long-term debt and capital leases                    4,245       4,234
Other long-term liabilities                          4,249          95
Minority interest                                        -         492
Total liabilities                                  142,023     154,033
Commitments and contingencies                            -           -
                                                         -           -
Stockholders' equity:                                    -           -


         Common stock par value $.01, 40,000             -           -
         shares authorized 38,575 and 33,387
         shares issued at July 31, 2000
         and January 31, 2000, respectively,
         37,199 and 32,011 shares outstanding
         at July 31, 2000 and January 31
         2000, respectively                            372         320
         Treasury stock                            (2,664)     (2,664)
         Additional paid in capital                225,790     224,771
         Accumulated deficit                     (311,298)   (289,149)
         Total stockholders' deficit              (87,800)    (66,722)
         Total liabilities and stockholders'
         deficit                                   $54,223    $ 87,311